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                                                                    EXHIBIT 16.1


                 [LETTERHEAD OF WIENER, GOODMAN & COMPANY, P.C.]

                                             February 11, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                             Re: Premier Classic Art, Inc.

Gentlemen:

            We have read the Form 8-K/A Amendment 3, dated November 6, 2002 of Premier Classic Art, Inc. (the "Company") and are in agreement with the statement contained therein pertaining to us.



                                             Very truly yours,

                                             /s/ Wiener, Goodman & Company, P.C.

                                             Wiener, Goodman & Company, P.C.


c.c. Premier Classic Art, Inc.